                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            NATURE'S SUNSHINE PRODUCTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                        NATURE'S SUNSHINE PRODUCTS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1996

To the Shareholders:

    Notice is hereby given that the 1996 Annual Meeting of Shareholders of Nature's Sunshine Products, Inc. ("the Company") will be held at the Company's corporate offices at 75 East 1700 South, Provo, Utah 84606, on Monday, May 20, 1996, at 10:00 a.m., local time, for the following purposes:

        1. To elect two directors, each to serve a term of three years, and until his or her successor is elected and shall qualify;

        2. To consider and vote upon a proposal to approve the adoption of the Company's 1995 Stock Option Plan; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 8, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders, and only shareholders of record at such date will be so entitled to notice and to vote.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON SHOULD YOU DECIDE TO ATTEND THE MEETING.

                                           By Order of the Board of Directors,
                                                    BRENT F. ASHWORTH
                                                        SECRETARY

Provo, Utah
April 12, 1996

PLEASE FILL IN, DATE, SIGN, AND RETURN THE ENCLOSED PROXY WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE VOTING OF THE PROXY, BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY VOTING IN PERSON AT THE MEETING.

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                        NATURE'S SUNSHINE PRODUCTS, INC.

                                    GENERAL

    This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Nature's Sunshine Products, Inc. ("the Company") for the Annual Meeting of Shareholders of the Company to be held on May 20, 1996. The Shareholders of the Company will consider and vote upon the proposals described herein and referred to in the Notice of the Meeting accompanying this Proxy Statement.

    The close of business on April 8, 1996, has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On such date there were 18,501,924 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter to be considered at the meeting. For a description of the principal holders of such stock, see "PRINCIPAL HOLDERS OF COMMON STOCK" below.

    Shares represented by Proxies will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying the contrary will be voted in favor of (i) the Board of Directors' nominees for directors of the Company and (ii) approval of the Company's 1995 Stock Option Plan.

    The Proxies being solicited by the Board of Directors may be revoked by any shareholder giving the Proxy at any time prior to the Annual Meeting by giving notice of such revocation to the Company, in writing, at the address of the Company provided below. The Proxy may also be revoked by any shareholder giving such Proxy who appears in person at the Annual Meeting and advises the Chairman of the Meeting of his intent to revoke the Proxy.

    The principal executive offices of the Company are located at 75 East 1700 South, Provo, Utah 84606. This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about April 15, 1996.

                       PRINCIPAL HOLDERS OF COMMON STOCK

    The following table sets forth information as of March 31, 1996, with respect to the beneficial ownership of the Company's Common Stock by the principal shareholders, all directors, and all officers and directors of the Company as a group.

         NAME AND ADDRESS OF                       NUMBER OF SHARES
           BENEFICIAL OWNER                     BENEFICIALLY OWNED(1)                     PERCENT OF CLASS(2)
- --------------------------------------  --------------------------------------  ---------------------------------------
          Pauline T. Hughes                             2,322,014(3)                               12.5%
         311 East Canal Road
           Salem, UT 84653

          Kristine F. Hughes                            1,819,899(4)                                9.7%
           Eugene L. Hughes
          75 East 1700 South
           Provo, UT 84606

        Wasatch Advisors, Inc.                          1,696,815(5)                                9.2%
   68 South Main Street, Suite 400
       Salt Lake City, UT 84101

           Alan D. Kennedy                                536,519(6)                                2.8%
          75 East 1700 South
           Provo, UT 84606

          Merrill Gappmayer                               127,811(7)                                 .7%
     1855 South Alta Vista Drive
            Orem, UT 84057

All officers and directors as a group                   5,721,891(8)                               28.7%
             (14 persons)

- ------------------------
(1) Except as otherwise indicated, all shares are directly owned with voting and investment power held by the person named.

(2) Percentage  includes,  where   applicable,  shares   subject  to   presently
    exercisable options.

(3) Includes 2,025,228 shares held by Pauline Hughes in trust for the benefit of
    herself   and  her  children,  187,171  shares  held  by  a  family  limited partnership and 109,615 shares subject to presently exercisable options.

(4) Includes 1,498,959 shares held by Kristine and Eugene Hughes as trustees for the benefit of themselves and their children, 86,880 shares allocated to Mr. Hughes' account in a 401(k) Plan and 234,060 shares subject to presently exercisable options. Does not include 1,685,121 shares held by their children and grandchildren.

(5) In a Schedule 13G dated February 12, 1996, Wasatch Advisors, Inc. reported that it had sole voting and dispositive power for 1,131,210 shares (1,696,815 after the March 1996 stock split).

(6) Includes 18,544 shares allocated to Alan Kennedy's account in a 401(k) Plan and 354,940 shares subject to presently exercisable options.

(7) Includes 660 shares held by a minor child and 109,615 shares subject to presently exercisable options.

(8) Includes 287,008 shares allocated to officers in the 401(k) Plan and 1,401,305 shares subject to presently exercisable options.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    In accordance with the By-Laws of the Company, the Board of Directors has fixed its number at five members. The incumbent directors were elected for staggered terms at the last three annual meetings.

    Under the Company's Restated Articles of Incorporation, directors are divided into three classes, each class to consist, as nearly as may be possible, of one-third of the number of directors then constituting the entire Board of Directors. Each year one class of directors is elected, each director to serve a term of three years.

    At the Annual Meeting, two directors, Kristine F. Hughes and Alan D. Kennedy, will stand for election to serve three years and thereafter until each of their successors are elected and shall qualify.

    In the absence of instructions to the contrary, the persons named in the Proxy will vote the Proxies for the election of the nominees listed below, unless otherwise specified in the Proxy. The Board of Directors has no reason to believe that the nominees will be unable to serve, but if either nominee should become unable to serve, the Proxies will be voted for such other person as the Board of Directors shall recommend.

    Certain information concerning the two nominees to the Board of Directors, and directors whose terms will continue after the Annual Meeting is set forth below.

                                                                            SERVED AS
                                                                            DIRECTOR
     NAME OF NOMINEE            AGE           COMPANY POSITION HELD           SINCE       CLASS AND YEAR TERM WILL EXPIRE
- --------------------------      ---      --------------------------------  -----------  -----------------------------------

                                                         NOMINEES
Kristine F. Hughes                  57   Chairperson of the Board and            1980   Class III 1999 (if re-elected)
                                         Director
Alan D. Kennedy                     65   President, Chief Executive              1989   Class III 1999 (if re-elected)
                                         Officer and Director

                                           DIRECTORS WHOSE TERMS ARE CONTINUING
Merrill Gappmayer                   54   Director                                1980   Class I 1997
Pauline T. Hughes                   54   Director                                1988   Class I 1997
Eugene L. Hughes                    65   Senior Vice President and               1980   Class II 1998
                                         Director

COMPENSATION OF DIRECTORS

    Board members who are also employees of the Company do not receive any directors fees. The Company pays its non-employee Board members directors' fees ranging from $36,922 to $41,686 per year, as well as the cost of health and life insurance coverage. The Company does not pay any fees for attendance at committee meetings. Under the 1993 Stock Option Plan, each non-employee director of the Company annually receives an option to purchase 33,000 shares of the Company's Common Stock at an exercise price equal to the fair market value on the date of grant.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

    There were twelve meetings of the Board of Directors held during the last fiscal year. All of the directors attended at least 75 percent of the meetings.

    The Board of Directors has a Compensation Committee which consists of Merrill Gappmayer, Kristine F. Hughes and Pauline T. Hughes. The Compensation Committee recommends to the Board of Directors the compensation to be paid to the Company's officers and other key employees. There were eight meetings of the Compensation Committee during the last fiscal year.

    The Board of Directors also has an Audit Committee which consists of Merrill Gappmayer, Kristine F. Hughes and Pauline T. Hughes. The function of the Audit Committee is generally to approve the engagement of the Company's independent public accountants and to review audit and non-audit services provided by such accountants. There were two meetings of the Audit Committee during the last fiscal year.

    The Board of Directors has also established a Nominating Committee consisting of Pauline T. Hughes, Kristine F. Hughes and Merrill Gappmayer. The Nominating Committee considers and recommends nominations for election to the full Board of Directors. The Nominating Committee will consider recommendations of shareholders, but there are no specific procedures to be followed by shareholders in submitting nominations for directors. There were eleven meetings of the Nominating Committee during the last fiscal year.

                             OFFICERS AND DIRECTORS

    The officers and directors of the Company are:

              NAME                                            POSITION                                  AGE
- --------------------------------  ----------------------------------------------------------------      ---
Kristine F. Hughes                Chairperson of the Board and Director                                     57
Alan D. Kennedy                   President, Chief Executive Officer and Director                           65
Eugene L. Hughes                  Senior Vice President and Director                                        65
Merrill Gappmayer                 Director                                                                  54
Pauline T. Hughes                 Director                                                                  54
William E. Spears                 Executive Vice President and Chief Operating Officer                      50
Douglas Faggioli                  Vice President-Finance, Chief Financial Officer and Treasurer             41
Brent F. Ashworth                 Vice President-Legal, Secretary and General Counsel                       47
Joseph A. Speirs                  Vice President-Marketing                                                  43
Dale G. Lee                       Vice President-U.S. Sales                                                 50
Dr. Alvin B. Segelman             Vice President-Health Sciences                                            64
David K. Shunick                  Vice President-Operations                                                 58
Bruno Vassel III                  Vice President-Human Resources                                            52
Dr. Dilip G. Bhatia               Vice President-Research and Development                                   60

    Certain information regarding the business experience of the officers and directors is set forth below.

    KRISTINE F. HUGHES. Mrs. Hughes is Chairperson of the Board of Directors and a Director of the Company. Mrs. Hughes was a co-founder in 1972 of Hughes Development Corporation, a predecessor of the Company, and has served as a Director of the Company since 1980. In 1984 she was appointed Chairperson of the Board of Directors. Mrs. Hughes serves on several civic and community boards and has been recognized for her business achievements. She is the wife of Eugene L. Hughes.

    ALAN D. KENNEDY. Mr. Kennedy is President, Chief Executive Officer and a Director of the Company. He began his employment with the Company in 1989. From 1986 to 1989, he served as a sales and marketing consultant to several direct sales companies. He previously served as Vice President-Sales Development of Avon Products, Inc. (1982 to 1986), a consultant to Shaklee Corporation and Avon Products, Inc. (1979 to 1982), and Senior Vice President of Shaklee Corporation (1974 to 1979) and director of Marketing for Avon Products, Inc. (1965 to 1974). Mr. Kennedy graduated with honors from Colgate University in 1956. He serves as the Chairman of the Board of Directors of the Direct Selling Association.

    EUGENE L. HUGHES. Mr. Hughes is Senior Vice President and a Director of the Company. Mr. Hughes was a co-founder and appointed president in 1972 of Hughes Development Corporation, a predecessor of the Company. He has served as an officer or director of the Company and/or its predecessors since 1972. Mr. Hughes received a BS degree from Brigham Young University in 1961. He serves on several community boards. He is the husband of Kristine F. Hughes.

    MERRILL GAPPMAYER. Mr. Gappmayer has been a Director of the Company since 1980. He received a BS degree from Brigham Young University and an MBA degree from the Marriott School of Management at Brigham Young University. He is owner, president and CEO of Vista Enterprises, a commercial, residential and industrial land development company located in Orem, Utah. Mr. Gappmayer currently serves as chairman or as a member of the board of six local and national community service organizations.

    PAULINE T. HUGHES. Mrs. Hughes has been a Director of the Company since 1988. Mrs. Hughes was a co-founder in 1972 of Hughes Development Corporation, a predecessor of the Company, and has acted as a consultant from time to time to the Company and its predecessors. She is presently self-employed. Mrs. Hughes continues her education at Brigham Young University.

    WILLIAM E. SPEARS. Mr. Spears is Executive Vice President and Chief Operating Officer of the Company. He began his employment with the Company in 1994. From 1972 to 1993 he was employed by Avon Products, Inc. in various capacities, including Vice President of Strategic Operations, North America in 1993 and Southeast Region Vice President from 1989 to 1993. Mr. Spears received a BS degree in accounting from California State University at Northridge in 1968 and is a Certified Public Accountant.

    DOUGLAS FAGGIOLI. Mr. Faggioli is Vice President-Finance, Chief Financial Officer and Treasurer of the Company. He began his employment with the Company in 1983 and has served as an officer of the Company since 1989. He obtained a BA degree in accounting from the University of Utah in 1979 and is a Certified Public Accountant.

    BRENT F. ASHWORTH. Mr. Ashworth is Vice President-Legal, Secretary and General Counsel for the Company. He obtained a JD degree from the University of Utah College of Law in 1975. Mr. Ashworth began his employment with the Company in 1977 when he was appointed Secretary and General Counsel. He was appointed Vice President-Legal Affairs in 1979.

    JOSEPH A. SPEIRS. Mr. Speirs is Vice President-Marketing of the Company. He began his employment with the Company in 1977 and since 1983 has served as an officer of the Company. He received a BS degree from Brigham Young University in 1976.

    DALE G. LEE. Mr. Lee is Vice President-U.S. Sales of the Company. He began his employment with the Company in 1978, and has been an officer of the Company since 1989. Mr. Lee received a BS degree from Southern Utah State College in 1970.

    ALVIN B. SEGELMAN, PH.D. Dr. Segelman is Vice President-Health Sciences. He began his employment with the Company in 1990. From 1971 to 1990, Dr. Segelman was a professor at the College of Pharmacy, Rutgers University, serving as Chairman of the Department of Pharmacognosy from 1979 to 1986. Dr. Segelman received BS and MS degrees in pharmacy from the Massachusetts College of Pharmacy in 1954 and 1967, respectively, and a PhD in pharmacognosy from the University of Pittsburgh in 1971. Dr. Segelman has published numerous articles and served on numerous national and Congressional committees.

    DAVID K. SHUNICK. Mr. Shunick is Vice President-Operations. He began his employment with the Company in 1993. From 1992 to 1993, Mr. Shunick acted as a management consultant for DKS Associates. From 1989 to 1992 he served as Director of Material Management for Ares Serono Group. From 1977 to 1989, Mr. Shunick was employed by Shaklee Corporation in various capacities, including

Vice President-Manufacturing and Material Management. Mr. Shunick received a BS degree in Management from the University of Illinois at Urbana in 1960 and a MBA degree from St. Mary's College, Moraga, California in 1981.

    BRUNO VASSEL III. Mr. Vassel is Vice President-Human Resources. He began his employment with the Company in 1993. From 1987 to 1993, Mr. Vassel was President of HRS, Inc. From 1986 to 1987, he served as Executive Vice President of Brite Music, Inc. From 1973 to 1986 Mr. Vassel was employed by Avon Products, Inc. in various capacities, including Corporate Director of Human Resources. Mr. Vassel received a BA degree from Brigham Young University in 1968.

    DILIP G. BHATIA, PH.D. Dr. Bhatia is Vice President-Research and Development. He began his employment with the Company in 1994. From 1988 to 1994, Dr. Bhatia was Director of Product Development at Hoffmann-La Roche. From 1986 to 1988 he was Manager of the Pharmaceutical Process and Technology Group of G.D. Searle. From 1977 to 1986, he was employed by McNeil Consumer Products Company where he served as Manager of Research and Development, from 1982 to 1986. Dr. Bhatia received a PhD in Pharmacy from Washington State University and a MS in Pharmacy from St. Louis College of Pharmacy.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Based solely upon a review of Forms 3, 4 and 5 and amendments thereto and written representations provided to the Company by its officers, directors and 10% shareholders, the Company is unaware of any such persons failing to file on a timely basis any reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior years.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

    The following table sets forth information concerning the cash and non-cash compensation, paid or to be paid by the Company to its chief executive officer and to each of its executive officers named below, for the three fiscal years ended December 31, 1995. See also "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" below for compensation paid to the general managers of the Company's Mexican and Colombian subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                              ANNUAL COMPENSATION                    COMPENSATION
                            -------------------------------------------------------  -------------
           (A)                 (B)         (C)          (D)             (E)               (G)                (I)

    NAME AND PRINCIPAL                    SALARY                   OTHER ANNUAL      STOCK OPTIONS        ALL OTHER
         POSITION             YEAR        ($)(1)     BONUS ($)  COMPENSATION ($)(2)    (SHARES)      COMPENSATION ($)(3)
- --------------------------  ---------  ------------  ---------  -------------------  -------------  ---------------------
Alan D. Kennedy, Chief           1995      292,000     243,250                            120,000             9,724
Executive Officer                1994      257,953     202,500                             19,800             8,933
                                 1993      233,000     217,381                             33,000             8,512
William E. Spears,               1995      179,500     134,000          12,432             97,500             2,206
Executive Vice President         1994      122,029      83,152          40,220             49,500             1,310
Douglas Faggioli, Chief          1995      157,500     100,950                             97,500               428
Financial Officer                1994      130,138      82,251                             16,500               418
                                 1993      115,000      94,710                             39,600               288
Eugene L. Hughes, Senior         1995      137,728     100,950                             97,500             7,112
Vice President                   1994      130,146      83,583                             16,500             4,656
                                 1993      129,322      94,344                             78,705             4,882
Dale G. Lee, Vice                1995      130,500      60,621                             73,500             1,636
President-U.S. Sales             1994      121,829      58,000                             16,500             1,129
                                 1993      110,000      72,904                             31,350             1,185

- ------------------------
(1) Includes   amounts  contributed  by  the   Company  to  its  401(k)  defined
    contribution plan.

(2) The Company provides health, disability and other perquisites to each of its officers, but they do not exceed the lesser of $50,000 or 10% of the officer's total annual salary and bonus. Amounts listed include relocation and moving expenses.

(3) Includes excess life insurance premiums.

EMPLOYMENT AGREEMENTS

    The Company has Employment Agreements with all eleven of its officers who receive base annual salaries currently ranging from approximately $109,500 to $294,500. The Agreements are renewable on an annual basis and generally provide for an initial term of one year. In the event the Company terminates or does not renew an officer's employment without cause, the officer is generally entitled to receive the balance of his base salary for twelve months.

EXECUTIVE INCENTIVE PLANS

    The Company has from time to time adopted incentive plans for key management and sales personnel. The only incentive plan in effect for officers of the Company for 1995 was the Exempt Employee Incentive Compensation Plan ("Bonus Plan") that provided for the officers to receive specified bonuses ranging from 0% to 90% of base salary if certain sales and operating income goals were achieved by the Company. Payments totalling $1,035,771, $803,953 and $739,410 were made to officers for services rendered in 1995, 1994 and 1993 for this or similar executive incentive plans. Amounts paid, if any, to the officers participating in the Bonus Plan are included in the Summary Compensation Table.

    In 1996, the Company adopted a two year incentive automobile lease program that provides for the Company to pay lease payments ranging from $600 to $1,000 per month for the Company's executive officers if the Company meets or exceeds certain net income performance levels. The program also provides that if such performance levels are met in 1996 and 1997, the Company will pay from $25,000 to $45,000 towards the buyout of the leased vehicles.

    During 1995 and 1996, the Company granted certain stock options to its executive officers which were subject to accelerated vesting schedules if the Company met or exceeded certain net income and sales revenue performance levels. In February 1996, vesting schedules for options to purchase 249,000 shares of the Company's Common Stock were accelerated because the Company met the specified performance levels.

1995 STOCK OPTION PLAN

    See "PROPOSAL NO. 2 -- APPROVAL OF 1995 STOCK OPTION PLAN" for a summary description of this plan.

1993 STOCK OPTION PLAN

    The 1993 Stock Option Plan (the "1993 Plan") authorizes the grant of incentive and nonqualified stock options to officers and key employees. The 1993 Plan also provides for the automatic annual grant of nonqualified stock options to purchase 33,000 shares (as adjusted for stock splits and dividends) to each non-employee director of the Company. The 1993 Plan covers a maximum of 1,320,000 shares of the Company's Common Stock (adjusted for stock splits and dividends) of which options to purchase 825,000 shares may be granted to officers and key employees and 495,000 shares to non-employee directors. The 1993 Plan terminates in December 1996 at which time no further options may be granted.

    Options issued under the 1993 Plan must have an exercise price at least equal to the fair market value on the date of grant and a term of not more than ten years. Options are generally not transferable and are exercisable in accordance with vesting schedules established by the Compensation Committee (the "Committee") of the Board of Directors administering the Plan.

    The Committee establishes with respect to each option granted to an employee, and sets forth in the option agreement, the effect of the termination of employment on the rights and benefits thereunder. If the services of a non-employee director terminate by reason of death, disability or retirement, options granted pursuant to the 1993 Plan become immediately exercisable and may be exercised for up to one year after the date of termination, or until expiration of the option, if earlier. If the services of a non-employee director terminate for any other reason, the non-employee director may exercise any options which were exercisable on the date of termination for up to 90 days after the date of termination. In the event of certain changes in control of the Company, options generally become immediately exercisable.

    As of March 31, 1996 there were 1,122,000 shares subject to non-qualified options outstanding under the 1993 Plan and 198,000 shares available for further issuance (as adjusted for stock splits and dividends).

1990 LONG-TERM INCENTIVE COMPENSATION PLAN

    The 1990 Long-Term Incentive Compensation Plan (the "Incentive Plan") authorizes the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance bonuses or any combination of the foregoing to key executive and management employees.

    Options issued under the Incentive Plan must have an exercise price at least equal to the fair market value on the date of grant and a term of not more than ten years. Options may not be transferred except by will or the laws of descent or distribution and are exercisable in accordance with vesting schedules established by the Committee.

    In the event of termination of an option holder's employment for cause, all outstanding options lapse at the time of such termination, subject to the discretion of the Committee. In the event of termination by reason of death, retirement or disability, the option holder may exercise options that are exercisable through the date of termination within the earlier of one year from the date of termination or lapse of such option. In the event of termination not for cause, options must generally be exercised within the earlier of three months following termination or lapse of the option. In the event of certain changes in control, options generally become immediately exercisable.

    As of March 31, 1996 there were 721,494 shares subject to options outstanding under the Incentive Plan and 564 shares available for further issuance (as adjusted for stock splits and dividends).

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth a summary of certain nonqualified stock options granted to the Company's named officers during 1995 (as adjusted for stock splits and dividends).

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF STOCK
                                                                                            PRICE APPRECIATION FOR
                                    INDIVIDUAL GRANTS                                            OPTION TERM
- ------------------------------------------------------------------------------------------  ----------------------
                (A)                      (B)            (C)            (D)         (E)         (F)         (G)

                                                  % OF 1,698,000
                                                   TOTAL OPTIONS
                                                    GRANTED TO      EXERCISE
                                       OPTIONS     EMPLOYEES IN     PRICE ($/   EXPIRATION
               NAME                  GRANTED (#)       1995          SHARE)        DATE      5% ($)      10% ($)
- -----------------------------------  -----------  ---------------  -----------  ----------  ---------  -----------
Alan D. Kennedy                          90,000           7.1%          15.67     12/20/05    886,930    2,247,258
                                         30,000                          8.83      5/15/05    166,655      422,339
William E. Spears                        72,000           5.7%          15.67     12/20/05    709,397    1,797,806
                                         25,500                          8.83      5/15/05    141,657      358,988
Douglas Faggioli                         72,000           5.7%          15.67     12/20/05    709,397    1,797,806
                                         25,500                          8.83      5/15/05    141,657      358,988
Eugene L. Hughes                         72,000           5.7%          15.67     12/20/05    709,397    1,797,806
                                         25,500                          8.83      5/15/05    141,657      358,988
Dale G. Lee                              54,000           4.3%          15.67     12/20/05    532,048    1,348,355
                                         19,500                          8.83      5/15/05    108,326      274,520

                        OPTION EXERCISES DURING 1995 AND
                           1995 YEAR-END VALUE TABLE

    The following table sets forth certain information regarding the exercise and value of nonqualified stock options held by the named officers during 1995 (as adjusted for stock splits and dividends).

                            AGGREGATED OPTION EXERCISES IN 1995 AND 1995 YEAR-END OPTION VALUE
- --------------------------------------------------------------------------------------------------------------------------
               (A)                        (B)               (C)                  (D)                       (E)

                                                                                                     DOLLAR VALUE OF
                                                                                                       UNEXERCISED
                                                                        NUMBER OF UNEXERCISED    IN-THE-MONEY OPTIONS AT
                                                                          OPTIONS AT FISCAL          FISCAL YEAR-END
                                    SHARES ACQUIRED   VALUE REALIZED          YEAR-END          EXERCISABLE/UNEXERCISABLE
              NAME                  ON EXERCISE (#)         ($)        EXERCISABLE/UNEXERCISABLE            ($)
- ---------------------------------  -----------------  ---------------  -----------------------  --------------------------
Alan D. Kennedy                                0                 0           396,440/183,800           4,826,210/971,056
William E. Spears                              0                 0            33,000/114,000             335,498/425,825
Douglas Faggioli                               0                 0           116,545/114,000           1,417,563/425,825
Eugene L. Hughes                               0                 0           126,225/114,000           1,460,938/425,825
Dale G. Lee                                    0                 0             91,190/90,000           1,093,764/356,826

401(K) PLAN

    The Company sponsors a qualified deferred compensation plan ("401(k) Plan") under Section 401(k) of the Internal Revenue Code, pursuant to which full-time employees may reduce their salaries by up to 10% of their compensation limited to a maximum of $9,500 and have the salary reduction amounts contributed to the 401(k) Plan. Such contributions are 100% matched by the Company, up to a maximum of 5% of the employee's compensation. Participants are fully vested at all times in their salary reduction and matching contributions. Participants are eligible to receive distribution of vested amounts upon retirement, death or disability, or termination of employment. Contributions by the Company to the 401(k) Plan were approximately $478,000, $284,000 and $314,000 for 1995, 1994 and 1993,
respectively. Amounts contributed for officers participating in the 401(k) Plan are included in the Summary Compensation Table above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors' Compensation Committee is composed of Merrill Gappmayer, Kristine F. Hughes and Pauline T. Hughes. Kristine F. Hughes, Chairperson of the Board of Directors, is married to Eugene L. Hughes, an officer and director of the Company. See "PROPOSAL NO. 1 -- ELECTION OF DIRECTORS."

    THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                      REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

    As members of the Compensation Committee (the "Committee"), it is our duty to administer various stock option and incentive compensation plans of the Company. In addition, the Committee recommends to the Board of Directors the compensation to be paid to the Company's officers and key employees. The Committee also reviews compensation policies applicable to officers and considers the relationship of corporate performance to that compensation.

    The Committee submits a report to the Board concerning the compensation policies followed by the Committee in recommending compensation for the Company's chief executive and other officers. In establishing such compensation for 1995, the Committee considered a number of factors, including what it believed to be the competitive level of compensation that is necessary to attract, retain and motivate qualified officers. In this regard, the Committee reviewed several salary reports and surveys. The Committee also considered (i) an officer's contribution to the Company's operating performance, as measured by increases in sales revenues, profitability and return on assets, (ii) the officer's contribution to helping the Company meet its other objectives, such as providing a high level of service to the Company's customers and in maximizing shareholder value, and (iii) the Chief Executive Officer's evaluation of each of the officers. For the Chief Executive Officer, the Committee also took into consideration the Company's overall stock performance as measured against the stock market and the performance of the Company in its overseas markets. For 1995 salaries, the Committee applying the factors set forth above increased base salaries from 5% to 10% over 1994 levels for an average increase of approximately 6%.

    The compensation policy of the Company, which is endorsed by the Committee, is that a substantial portion of the annual compensation of each officer relate to and be contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, much of an officer's compensation is subject directly to annual bonus compensation measured by the Company's achievement of certain sales and income goals. Under the Company's Exempt Employee Incentive Compensation Plan, bonuses are paid based on the officer's performance and the performance of the entire Company. The Company has also adopted an automobile lease program where the lease payments are made by the Company if the Company meets or exceeds certain income goals. The Committee believes the compensation paid to its officers is reasonable in view of the Company's performance and the contribution of these officers to that performance. In this regard, the Committee in 1994 completed a comprehensive review of the Company's compensation policies and concluded that the Company's present policies worked well.

    All officers and key employees participate in the Company's stock option plans. Options granted thereunder, may provide for the acceleration of vesting if the Company meets or exceeds certain income and/or revenue goals. The Committee believes that stock options have been effective in attracting, motivating and retaining executives and key employees. During 1995, the Committee recommended stock option grants in the aggregate amount of 1,599,000 shares (as adjusted for stock splits and dividends) all of which were subject to accelerated vesting.

    No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                                          Compensation Committee

Dated April 12, 1996                      MERRILL GAPPMAYER
                                          KRISTINE F. HUGHES
                                          PAULINE T. HUGHES

                          CORPORATE STOCK PERFORMANCE

    The following graph compares the performance (total return on investment as measured by the change in the year-end stock price plus reinvested dividends) of the Common Stock of the Company ("NATR") with that of the Index for NASDAQ Stock Market (U.S. companies) and the Index for NASDAQ Stock (SIC 2800-2899) for the five years ended December 31, 1995.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                        NATURE'S SUNSHINE PRODUCTS, INC.

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 04/08/96 including data to 12/29/95

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           NATURE'S SUNSHINE    NASDAQ STOCK MARKET    NASDAQ STOCKS (SIC 2800-2899 COMPANIES)
             PRODUCTS, INC.       (US COMPANIES)            CHEMICALS AND ALLIED PRODUCTS
12/30/90                100.0                  100.0                                      100.0
12/31/91                291.5                  160.5                                      229.8
12/31/92                462.5                  186.8                                      198.4
12/31/93                404.9                  214.5                                      177.5
12/30/94                452.4                  209.7                                      139.4
12/29/95                942.6                  296.6                                      236.1

              PROPOSAL NO. 2 -- APPROVAL OF 1995 STOCK OPTION PLAN

    The Board of Directors believes that the Company's existing stock option programs have been effective in attracting and retaining executives and key employees. In order to increase the number of shares available for grant to employees and to provide for flexibility and an incentive to key employees, the Board of Directors has unanimously adopted the Company's 1995 Stock Option Plan (the "Plan"). At the Annual Meeting, shareholders will be requested to approve the Plan.

    The Plan permits the grant of stock options (collectively referred to hereinafter as "options" and individually as an "option") to key employees of the Company and its subsidiaries. The Plan covers a maximum of 1,650,000 shares of the Company's Common Stock (as adjusted for a March 1996 three-for-two stock split). The following discussion summarizes the material features of the Plan; it is, however, qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A. As of April 8, 1996, options to purchase 1,494,687 shares of Common Stock were outstanding under the Plan (subject to shareholder approval of the Plan). On such date, the market value of the Common Stock issuable under the Plan was $24.50 per share.

SUMMARY DESCRIPTION OF 1995 STOCK OPTION PLAN

    ADMINISTRATION. The Plan would be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") consisting of two or more members of the Board of Directors, each of whom is disinterested.

    ELIGIBILITY. Under the Plan, options may be granted to any officer (whether or not a director of the Company) or key employee of the Company. For purposes of the Plan, the term "key employee" shall also include consultants and advisors to the Company. Non-employee directors are not eligible to participate in the Plan. The Committee decides which key employees will participate in the Plan and the number of options to be granted to each employee. As of March 31, 1996, approximately 45 employees were eligible for participation in the Plan, including eleven executive officers of the Company. The following table sets forth certain information as to the 1,494,687 options presently outstanding under the Plan:

                                                                                     NUMBER OF
                                NAME AND POSITION                                     OPTIONS
- ----------------------------------------------------------------------------------  -----------
Alan D. Kennedy
Chief Executive Officer                                                                 90,000
William E. Spears
Executive Vice President                                                                87,300
Douglas Faggioli
Chief Financial Officer                                                                 75,087
Eugene L. Hughes
Senior Vice President                                                                   87,300
Dale G. Lee
Vice President -- U.S. Sales                                                            65,700
Executive Officer Group                                                                816,687
Non-Executive Director Group                                                                 0
Non-Executive Officer
Employee Group                                                                         678,000

    TYPES OF OPTIONS. Both incentive and nonqualified stock options may be granted. In general, the aggregate fair market value (determined on the date of grant) of shares of Common Stock with respect to which incentive stock options first become exercisable by an option holder under all plans of the Company may not exceed $100,000 in any calendar year. There is no such limit in the case of nonqualified stock options.

    DURATION OF OPTIONS. Subject to early termination or acceleration provisions (which are summarized below), an option is exercisable in whole or in part from the date specified in the related option agreement until the expiration date specified by the Committee; however, all options expire not later than ten years after the date of grant.

    PURCHASE PRICE. The purchase price payable upon the exercise of a stock option granted must be at least equal to the fair market value of the Common Stock on the date of the grant (defined in the Plan as the closing price of the Common Stock as reported by NASDAQ). Payment for the exercise by employees may be made (i) in cash or cash equivalents; (ii) with shares of Common Stock already owned by the option holder, with certain restrictions; (iii) if authorized by the Committee, or if specified in the award agreement, by a promissory note; (iv) by notice and third party payment in such manner as may be authorized by the Committee; or (v) by any combination thereof.

    MODIFICATION. The Committee from time to time may authorize for employees generally or in specific cases only, any adjustment in the exercise price of, the number of shares subject to the restrictions upon or the term of an option granted under the Plan by cancellation of an outstanding option and a subsequent regranting of an option by amendment by substitution of an outstanding option, by waiver or by other legally valid means.

    TERMINATION OF EMPLOYMENT OR SERVICE. The Committee will establish with respect to each option granted to an employee, and set forth in the option agreement, the effect of the termination of employment on the rights and benefits thereunder.

    ACCELERATION OF OPTIONS. Upon the approval by the shareholders of a dissolution or liquidation, certain agreements to merge or consolidate, the sale of substantially all of the Company's assets or certain other Changes in Control, as such term is defined in the Plan, each option will become immediately exercisable. Such acceleration will automatically occur unless the Committee, prior to any such event, determines otherwise. The Committee also may provide for acceleration of the exercisability (vesting) if the Company meets certain income and revenue performance levels.

    TERM;  TERMINATION; AMENDMENT.   No  option may  be granted  more than three
years after December 20, 1995, the effective date of the Plan. The Board of Directors may suspend, terminate or amend the Plan, but no amendment may (to the extent then required by rules promulgated by the Securities and Exchange Commission), without approval of the shareholders, (i) materially increase the benefits accruing to participants; (ii) materially increase the aggregate number of shares which may be issued under the Plan; or (iii) materially modify the eligibility requirements for participation in the Plan.

FEDERAL INCOME TAX CONSEQUENCES

    NONQUALIFIED OPTIONS. An employee receiving a nonqualified option under the Plan does not recognize taxable income on the date of grant of the option, assuming (as is usually the case with plans of this type) that the option does not have a readily ascertainable fair market value at the time it is granted. However, the employee must generally recognize ordinary income at the time of exercise of the nonqualified option in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The amount of ordinary income recognized by an employee is generally deductible by the Company. The deduction is normally available in the year that the income is recognized. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of Common Stock are held.

    INCENTIVE STOCK OPTIONS. An employee who is granted an incentive stock option under the Plan does not recognize taxable income either on the date of grant or on the date of its timely exercise. However, the excess of the fair market value of the Common Stock received upon the exercise of the incentive stock option over the option exercise price is includable in the employee's alternative minimum taxable income ("AMTI") and may be subject to the alternative minimum tax ("AMT"). For AMT purposes only, the basis of the Common stock acquired by the exercise of an incentive stock option is increased by the amount of such excess.

    Upon disposition of the Common Stock acquired upon exercise of an incentive stock option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the option exercise price (except that for AMT purposes the gain or loss would be the difference between the sales price and the employee's basis increased as described in the preceding paragraph), provided that the employee has not disposed of the Common Stock within two years after the date of grant or within one year from the date of exercise. If the employee disposes of the Common Stock without satisfying both holding period requirements (a "Disqualifying Disposition"), the employee will generally recognize ordinary income at the time of such Disqualifying Disposition to the extent of the lesser of: (i) the difference between the exercise price and the fair market value of the Common Stock on the date the incentive stock option is exercised or (ii) the difference between the exercise price and the amount realized on such Disqualifying Disposition. Any remaining gain or any net loss is treated as a short-term or long-term capital gain or loss, depending upon the length of time that the Common Stock is held. If a Disqualifying Disposition occurs at a loss in the same taxable year that the excess of the fair market value of the Common Stock received on exercise of the incentive stock option over the exercise price is includable in the employee's AMTI, the amount includable will not exceed the amount equal to the excess of the amount realized on the Disqualifying Disposition over the exercise price. Unlike the case in which a nonqualified option is exercised, the Company is not entitled to a tax deduction upon either the timely exercise of an incentive stock option or upon disposition of the Common Stock acquired pursuant to such exercise, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition.

    ACCELERATED PAYMENTS. If, as a result of certain changes in control of the Company, a recipient's options become immediately exercisable, the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment." The additional value will be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of the recipient's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs, in such cases, the excess of the total parachute payments over such recipient's average annual taxable compensation will be subject to a 20% nondeductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

    TAX WITHHOLDING. Upon any exercise or vesting of any option, the Company may require a participant to pay the amount of any taxes that the Company may be required to withhold with respect to such transaction. If withholding is required in connection with the delivery of Common Stock under the Plan, the Committee may grant to the participant the right to elect, subject to certain conditions, to have the Company reduce the number of shares to be delivered by the number of shares, valued at their fair market value, that would satisfy the withholding obligation.

RECOMMENDATION OF YOUR BOARD OF DIRECTORS "FOR" THIS PROPOSAL

    The Board of Directors believes that the adoption of the Plan will promote the interests of the Company and its shareholders and enable the Company to attract, retain and reward persons important to the Company's success through the recognition of the attainment of long-term Company goals and objectives reflected in share values. To approve the Plan, the affirmative vote of holders of a majority of the shares present or represented and entitled to vote on the proposal at the meeting is required.

    The members of the Board also believe that the adoption of the Plan is in the best interests of the Company and its shareholders. Accordingly, the Board of Directors has approved the adoption of the Plan and recommends that the shareholders vote "FOR" the proposal to adopt the Plan. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Maria del Carmen Cisneros, the general manager of the Company's Mexican subsidiary, received a total of $536,459 of compensation from the Company in 1995. Of that amount, $87,910 was salary and bonus and the balance was for commissions received as an independent distributor of the Company's products. Ms. Cisneros also borrowed $250,000 from the Company in 1995, pursuant to a two-year secured 9% promissory note. As of March 31, 1996, the outstanding balance on the note was $141,317.

    Maria Teresa Polo de Abello, the general manager of the Company's Colombian subsidiary, received a total of $217,709 of compensation from the Company in 1995. Of that amount, $114,650 was salary and bonus and the balance was for commissions received as an independent distributor of the Company's products.

    In 1992, the Company adopted a key officer loan program to assist certain of its officers in purchasing Common Stock of the Company. The loans are due 90 days after demand or termination of employment. The loans are secured by the Common Stock purchased and bear interest at 6% per annum.

    From time to time, the Company has made personal loans to assist certain of its officers and key employees. Loans made to officers are secured by Common Stock of the Company, and are due 90 days after demand. Outstanding loans bear interest at 6% per annum.

    The following table provides certain information about each director or officer who was indebted to the Company since January 1, 1995, in an amount in excess of $60,000. Included in the table is the name of each such director or officer, the amount and nature of the indebtedness and of the transaction in which it was incurred, the largest aggregate amount of indebtedness outstanding by each such person since January 1, 1995 and the amount thereof outstanding as of March 31, 1996. For the nature of each such person's relationship to the Company see "ELECTION OF DIRECTORS -- Officers and Directors" above.

                                                       LARGEST     AGGREGATE
                                                      AGGREGATE   BALANCE AT
          NAME             NATURE OF INDEBTEDNESS      AMOUNT       3/31/96
- ------------------------  -------------------------  -----------  -----------
Alan D. Kennedy           Stock Purchase Loan        $   146,019  $   243,598
                          Personal Loan                  100,232
Eugene L. Hughes          Personal Loans                 120,480            0
Dale G. Lee               Stock Purchase Loan             66,965            0
Joseph A. Speirs          Stock Purchase Loan             66,419            0

                               RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Audit Committee of the Board of Directors of the Company has recommended to the Board of Directors that Arthur Andersen & Co. be selected again as the independent public accountants for the Company. The Board of Directors has accepted this recommendation and has selected Arthur Andersen & Co. to be the independent public accountants for the Company for the fiscal year ending December 31, 1996. Arthur Andersen & Co. served as the Company's independent public accountants for the fiscal year ended December 31, 1995.

    Representatives of Arthur Andersen & Co. are expected to attend the 1996 Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

                             SHAREHOLDER PROPOSALS

    If a shareholder wishes to present a proposal at the 1997 Annual Meeting of Shareholders, the proposal must be received by Nature's Sunshine Products, Inc., 75 East 1700 South, Provo, Utah 84606 prior to December 15, 1996. The Board of Directors will review any proposal which is received by that date and determine whether it is a proper proposal to present to the 1997 Annual Meeting.

                                 VOTE REQUIRED

    A majority of the 18,501,924 issued and outstanding shares of Common Stock of the Company shall constitute a quorum at the Annual Meeting. Under the Utah Revised Business Corporation Act, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting provided a quorum is present. The affirmative vote of at least a majority of the shares represented at the meeting is required for adoption of the 1995 Stock Option Plan and all other proposals to come before the meeting. The Company does not have any specific charter or by-law provisions dealing with the method by which votes will be counted. Historically, the Company has counted abstentions and broker non-votes for quorum purposes but the votes represented by such shares are not counted in computing the results of the election of directors or other resolutions.

    Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (it is anticipated that the inspectors will be employees, attorneys or agents of the Company).

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the 1996 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of Proxies will act in accordance with their best judgment. The Board of Directors may read the minutes of the 1995 Annual Meeting of Shareholders and make reports, but shareholders will not be requested to approve or disapprove such minutes or reports.

    In addition to the solicitation of Proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit Proxies personally or by telephone. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of Proxies will be borne by the Company.

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY --
ATTENTION: INVESTOR RELATIONS DEPARTMENT, 75 EAST 1700 SOUTH, PROVO, UTAH 84606. Copies of the Company's 1995 Annual Report to Shareholders are being mailed with this Proxy Statement. Additional copies may also be obtained by writing to the Company's Investor Relations Department, at the above address.

    The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this
Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                                            By Order of the Board of Directors
                                                    BRENT F. ASHWORTH
                                                        SECRETARY
Provo, Utah
April 12, 1996

                                   APPENDIX A

                        NATURE'S SUNSHINE PRODUCTS, INC.
                             1995 STOCK OPTION PLAN

                               TABLE OF CONTENTS

I.  THE PLAN
      1.1  PURPOSE.......................................................................        A-1
      1.2  ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE.........................        A-1
      1.3  PARTICIPATION.................................................................        A-2
      1.4  SHARES AVAILABLE FOR OPTIONS..................................................        A-2
      1.5  GRANT OF OPTIONS..............................................................        A-2
      1.6  TERM OF OPTIONS...............................................................        A-3
      1.7  LIMITATIONS ON EXERCISE OF OPTIONS............................................        A-3
      1.8  ACCEPTANCE OF NOTES TO FINANCE EXERCISE.......................................        A-3
      1.9  NO TRANSFERABILITY............................................................        A-4

II.  EMPLOYEE OPTIONS....................................................................        A-4
      2.1  GRANTS........................................................................        A-4
      2.2  OPTION PRICE..................................................................        A-5
      2.3  LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.....................        A-5
      2.4  LIMITS ON 10% HOLDERS.........................................................        A-5
      2.5  OPTION REPRICING/CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS..............        A-5

III.  OTHER PROVISIONS.................................................................          A-5
      3.1  RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS AND BENEFICIARIES..................        A-5
      3.2  ADJUSTMENTS; ACCELERATION.....................................................        A-6
      3.3  EFFECT OF TERMINATION OF EMPLOYMENT...........................................        A-7
      3.4  COMPLIANCE WITH LAWS..........................................................        A-7
      3.5  TAX WITHHOLDING...............................................................        A-7
      3.6  PLAN AMENDMENT, TERMINATION AND SUSPENSION....................................        A-8
      3.7  PRIVILEGES OF STOCK OWNERSHIP.................................................        A-8
      3.8  EFFECTIVE DATE OF THE PLAN....................................................        A-8
      3.9  TERM OF THE PLAN..............................................................        A-8
      3.10 GOVERNING LAW; CONSTRUCTION; SEVERABILITY.....................................        A-9
      3.11 CAPTIONS......................................................................        A-9
      3.12 EFFECT OF CHANGE OF SUBSIDIARY STATUS.........................................        A-9
      3.13 NON-EXCLUSIVITY OF PLAN.......................................................        A-9

IV.  DEFINITIONS.........................................................................        A-9
      4.1  DEFINITIONS...................................................................        A-9

                        NATURE'S SUNSHINE PRODUCTS, INC.

                             1995 STOCK OPTION PLAN

                                  I.  THE PLAN

    1.1  PURPOSE

    The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of stock options to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company with incentives for high levels of individual performance and improved financial performance of the Company. "Corporation" means Nature's Sunshine Products, Inc., a Utah corporation, and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article IV.

    1.2  ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE

    (a) COMMITTEE. This Plan shall be administered by and all Options to Eligible Employees shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

    (b)  PLAN  OPTIONS; INTERPRETATION;  POWERS OF  COMMITTEE.   Subject to  the
express provisions of this Plan, the Committee shall have the authority:

        (i) to determine from among those persons eligible the particular Eligible Employees who will receive any Options;

        (ii) to grant Options to Eligible Employees, determine the price at which the Options may be exercised (equal to at least Fair Market Value), the amount of securities to be subject to such Options, and determine the other specific terms and conditions of such Options consistent with the express limits of this Plan, and establish the installments (if any) in which such Options shall become exercisable, or determine that no delayed exercisability is required, and establish the events of termination of such Options;

       (iii) to approve the forms of Option Agreements (which need not be identical either as to type of option or as among Participants);

       (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and employee Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

        (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Options held by Eligible Employees, subject to any required consent under
    Section 3.6;

       (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Options within the maximum ten-year term of Options under Section 1.6; and

       (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

    (c) BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

    (d) RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

    (e) DELEGATION. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

    1.3  PARTICIPATION

    Options may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Option may, if otherwise eligible, be granted additional Options if the Committee shall so determine. Non-Employee Directors shall not be eligible to receive any Options through this Plan.

    1.4  SHARES AVAILABLE FOR OPTIONS

    Subject to the provisions of Section 3.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

    (a)  NUMBER OF SHARES.   The maximum number of  shares of Common Stock  that
may be issued pursuant to Options granted to Eligible Employees under this Plan is 1,100,000 shares, subject to adjustments contemplated by Section 3.2.

    (b) CALCULATION OF AVAILABLE SHARES AND REPLENISHMENT. Shares subject to outstanding Options that are derivative securities (as defined in Rule 16a-1(c) under the Exchange Act) shall be reserved for issuance. If any Option shall expire or be canceled or terminated without having been exercised in full, the unpurchased share subject thereto shall again be available for the purposes of the Plan, subject to any applicable limitations under Rule 16b-3. If the Corporation withholds shares of Common Stock pursuant to Section 3.5, the number of shares that would have been deliverable with respect to an Option but that are withheld pursuant to the provisions of Section 3.5 may in effect not be issued, but the aggregate number of shares issuable with respect to the applicable Option and under the Plan shall be reduced by the number of shares withheld and such shares shall not be available for additional Options under this Plan.

    1.5  GRANT OF OPTIONS

    Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Option and the exercise price thereof. Each Option shall be evidenced by an Option Agreement signed by the Corporation and by the Participant.

    1.6  TERM OF OPTIONS

    Each Option and all executory rights or obligations under the related Option Agreement shall expire on such date as shall be determined by the Committee but not later than ten (10) years after the Grant date.

    1.7  LIMITATIONS ON EXERCISE OF OPTIONS

    (a) PROVISIONS FOR EXERCISE. No Option shall be exercisable until at least six months after the later of (i) the initial Grant Date or (ii) stockholder approval of the Plan, and once exercisable an Option shall remain exercisable until the expiration or earlier termination of the Option, unless the Committee otherwise provides. Notwithstanding the foregoing, the Committee may reduce or eliminate the six month requirement for Participants who are not subject to
Section 16 of the Exchange Act.

    (b) PROCEDURE. Any exercisable Option shall be deemed to be exercised when the Treasurer of the Corporation receives written notice of such exercise from the Participant, together with the required payment made in accordance with
Section 2.2(b) or 5.3, as the case may be.

    (c) FRACTIONAL SHARES/MINIMUM ISSUE. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Employees that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

    1.8  ACCEPTANCE OF NOTES TO FINANCE EXERCISE

    The Corporation may, with the Committee's approval, accept one or more notes from any Eligible Employee in connection with the exercise or receipt of any outstanding Option, provided that any such note shall be subject to the following terms and conditions:

        (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Options under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

        (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of 10 years.

        (c) The note shall provide for full recourse to the Employee Participant and shall bear interest at a rate determined by the Committee but not less than the applicable imputed interest rate specified by the Code.

        (d) If the employment of the Employee Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Employee Participant to incur liability under
    Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Employee Participant subsequent to such termination.

        (e) The note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

        (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

    1.9  NO TRANSFERABILITY

    Options may be exercised only by, and shares issuable pursuant to an Option shall be issued only to (or registered only in the name of), the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Disability, the Participant's Personal Representative, if any, or if there is none, the Participant, or (to the extent permitted by applicable law and Rule 16b-3) to a third party pursuant to such conditions and procedures as the Committee may establish. Other than by will or the laws of descent and distribution or pursuant to a QDRO or other exception to transfer restrictions under Rule 16b-3 (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any Option, shall be transferrable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation) and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall deliver such shares of Common Stock in accordance with the provisions of this Plan. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes.

                             II.  EMPLOYEE OPTIONS

    2.1  GRANTS

    One or more Options may be granted under this Article to any Eligible Employee. Each Option granted may be either an Option intended to be an Incentive Stock Option, or an Option not so intended, and such intent shall be indicated in the applicable Option Agreement.

    2.2  OPTION PRICE

    (a) PRICING LIMITS. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time the Option is granted, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Participant who owns or is deemed to own under Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Corporation) of the Fair Market Value of the Common Stock on the Grant Date.

    (b) PAYMENT PROVISIONS. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Option Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.8; (iv) by notice and third party payment in such manner as may be authorized by the Committee; or (v) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Option by delivering such shares. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise and any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise.

    2.3  LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS

    (a) $100,000 LIMIT. To the extent that the aggregate "fair market value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as nonqualified stock options. For this purpose, the "fair market value" of the stock subject to options shall be determined as of the date the options were optioned. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

    (b) OPTION PERIOD. Each Incentive Stock Option and all rights thereunder shall expire no later than ten years after the Grant Date.

    (c) OTHER CODE LIMITS. here shall be imposed in any Option Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

    2.4  LIMITS ON 10% HOLDERS

    No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

    2.5  OPTION REPRICING/CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS

    Subject to Section 1.4 and Section 3.6 and the specific limitations on Options contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Employee, any adjustment in the exercise price, the number of shares subject to or the term of, an Option granted under this Article by cancellation of an outstanding Option and a subsequent regranting of an Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise price which is higher or lower than the exercise or purchase price of the original or prior Option, provide for a greater or lesser number of shares subject to the Option, or provide for a longer or shorter vesting or exercise period.

                             III.  OTHER PROVISIONS

    3.1  RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS AND BENEFICIARIES

    (a)   EMPLOYMENT  STATUS.   Status  as an  Eligible  Employee shall  not  be
construed as a commitment that any Option will be granted under this Plan to an Eligible Employee or to Eligible Employees generally.

    (b) NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or in any other documents related to this Plan or to any Option) shall confer upon any Eligible Employee or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

    (c) PLAN NOT FUNDED. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person.

    3.2  ADJUSTMENTS; ACCELERATION

    (a) ADJUSTMENTS. If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or there shall occur any other like corporate transaction or event in respect of the Common Stock, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Options (including the specific maximum and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Options, (c) the grant, purchase, or exercise price of any or all outstanding Options, (d) the securities issuable upon exercise of any outstanding Options, or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Options or the securities deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided, however, in each case, that with respect to Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 424(a) of the Code or any successor provisions thereto.

    (b) ACCELERATION OF OPTIONS UPON CHANGE IN CONTROL. As to any Eligible Employee Participant, unless prior to a Change in Control Event the Committee determines that, upon its occurrence, there shall be no acceleration of benefits under Options or determines that only certain or limited benefits under Options shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event each Option shall become immediately exercisable. The Committee may override the limitations on acceleration  in  this  Section  3.2(b)  by  express  provision  in  the  Option

Agreement and may accord any Eligible Employee a right to refuse any acceleration, whether pursuant to the Option Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Options shall comply with applicable regulatory requirements, including, without limitation,
Section 422 of the Code.

    (c) POSSIBLE EARLY TERMINATION OF ACCELERATED OPTIONS. If any Option or other right to acquire Common Stock under this Plan has been fully accelerated as permitted by Section 3.2(b) but is not exercised prior to (i) a dissolution of the Corporation, or (ii) a reorganization event described in Section 3.2(a) that the Corporation does not survive, or (iii) the consummation of reorganization event described in Section 3.2(a) that results in a Change of Control approved by the Board, and no provision has been made for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate.

    3.3  EFFECT OF TERMINATION OF EMPLOYMENT

    The Committee shall establish in respect of each Option granted to an Eligible Employee the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination.

    3.4  COMPLIANCE WITH LAWS

    This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

    3.5  TAX WITHHOLDING

    (a) CASH OR SHARES. Upon any exercise or vesting of any Option or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to
(i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may grant (either at the time the Option is granted or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

    (b) TAX LOANS. The Committee may, in its discretion, authorize a loan to an Eligible Employee in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in

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
subSection (a) above. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish and such loan must comply with the provisions of Section 1.8.

    3.6  PLAN AMENDMENT, TERMINATION AND SUSPENSION

    (a) BOARD AUTHORIZATION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Options may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan.

    (b) STOCKHOLDER APPROVAL. If any amendment would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act(and Rules thereunder) or required under Section 425 of the Code or any other applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to stockholder approval.

    (c) AMENDMENTS TO OPTIONS. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitation on Options to Eligible Employees that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Options that do not affect in any manner materially adverse to the Employee Participant, his or her rights and benefits under an Option.

    (d) LIMITATIONS ON AMENDMENT TO PLAN AND OPTIONS. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Option shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 3.2 shall not be deemed to constitute changes or amendments for purposes of this Section 3.6.

    3.7  PRIVILEGES OF STOCK OWNERSHIP

    Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a stockholders for which a record date is prior to such date of delivery.

    3.8  EFFECTIVE DATE OF THE PLAN

    This Plan shall be effective as of December 20, 1995, the date of Board approval, subject to stockholder approval within 12 months thereafter.

    3.9  TERM OF THE PLAN

    No Option shall be granted more than three years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date, and all authority of the Committee with respect to Options hereunder shall continue during any suspension of this Plan and in respect of outstanding Options on such termination date.

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
    3.10  GOVERNING LAW; CONSTRUCTION; SEVERABILITY

    (a)    CHOICE OF  LAW.   This  Plan, the  Options, all  documents evidencing
Options and all other related documents shall be governed by, and construed in accordance with the laws of the State of Utah.

    (b) SEVERABILITY. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

    (c) PLAN CONSTRUCTION. It is the intent of the Corporation that this Plan and Options hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

    3.11  CAPTIONS

    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

    3.12  EFFECT OF CHANGE OF SUBSIDIARY STATUS

    For purposes of this Plan and any Option hereunder, if an entity ceases to be a Subsidiary a termination of employment shall be deemed to have occurred with respect to each employee of such Subsidiary who does not continue as an employee of another entity within the Company.

    3.13  NON-EXCLUSIVITY OF PLAN

    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant options or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

                                IV.  DEFINITIONS

    4.1  DEFINITIONS

    (a) "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Option Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's personal representative, executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

    (b) "Board" shall mean the Board of Directors of the Corporation.

    (c) "Change in Control Event" shall mean any of the following:

        (i) Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

        (ii) Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a

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
    result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization);

        (iii) Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary;

        (iv) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a person having such ownership at the time of adoption of this Plan) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

        (v) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (e) "Commission" shall mean the Securities and Exchange Commission.

    (f) "Committee" shall mean a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, during such time as one or more Participants may be subject to Section 16 of the Exchange Act, shall be Disinterested.

    (g) "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become subject to Options, pursuant to an adjustment made under Section 3.2 of this Plan.

    (h)   "Company"   shall  mean,   collectively,   the  Corporation   and  its
Subsidiaries.

    (i) "Corporation" shall mean Nature's Sunshine Products, Inc., a Utah corporation, and its successors.

    (j) "Disinterested" shall mean disinterested within the meaning of any applicable regulatory requirements, including Rule 16b-3.

    (k) "Eligible Employee" shall mean an officer (whether or not a director) or key employee of the Company. For purposes of this Plan, the term "key employee" shall also include consultants and advisors to the Company.

    (l) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

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
    (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    (n) "Fair Market Value" shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing sales price of the stock on the Composite Tape, as published in the Western Edition of THE WALL STREET JOURNAL, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last sales price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

    (o) "Grant Date" shall mean the date upon which the Committee took the action granting an Option or such later date as the Committee designates as the Grant Date at the time of the Option is granted.

    (p) "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422A of the Code, the award of which contains such provisions as are necessary to comply with that section.

    (q) "Nonqualified Stock Option" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a Nonqualified Stock Option under this Plan and not an incentive stock option under the Code.

    (r) "Non-Employee Director" shall mean a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

    (s) "Option" shall mean an option to purchase Common Stock under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

    (t) "Option Agreement" shall mean any writing setting forth the terms of an Option that has been authorized by the Committee.

    (u) "Option Period" shall mean the period beginning on the Grant Date and ending on the expiration date of such Option.

    (v) "Participant" shall mean an Eligible Employee who has been granted an Option under this Plan.

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
    (w) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

    (x) "Plan" shall mean this 1995 Stock Option Plan.

    (y)  "QDRO" shall  mean a qualified  domestic relations order  as defined in
Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

        (aa) "Retirement" shall mean retirement with the consent of the Company.

        (bb) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act.

        (cc) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

        (dd) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

        (ee) "Total Disability" shall mean a "permanent and total disability within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

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